Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com

Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com

Kirsten Chapman
LHA Investor Relations
Tel: 415-433-3777
Email: dothill@lhai.com

Dot Hill Reports Second Quarter 2013 Results
Achieves profitability with Non-GAAP EPS of $0.06 per share
Delivers highest quarterly Non-GAAP gross margin in eight years at 34.7%
More than doubles mid-point of full year 2013 Non-GAAP EPS guidance
LONGMONT, Colo. -August 8, 2013 - Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, reported financial results for the second quarter 2013, ended June 30, 2013.
Non-GAAP Second Quarter 2013 Financial Highlights:

•	Total non-GAAP net revenue was $51.2 million compared to $44.9 million for the first quarter of 2013 and $47.7 million for the second quarter of 2012;

•	Net revenue from vertical markets grew 55% sequentially and 106% on a year-over-year basis;

•	Non-GAAP gross margin was 34.7% compared to 32.1% for the first quarter 2013 and 27.4% for the second quarter 2012, and the highest gross margin in over eight years;

•	Operating expenses declined slightly compared to first quarter 2013 and second quarter 2012;

•	Company achieved profitability with non-GAAP EPS of $0.06, compared to $0.00 for the first quarter of 2013 and a loss of ($0.03) for the second quarter of 2012.
“I am both pleased and encouraged with our Q2 performance. We grew our topline 14% sequentially and 7% year-over-year, despite a decline in contribution from our largest customer,” stated Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Most importantly, revenues from our vertical markets increased a very impressive 55% sequentially and more than doubled year-over-year. This favorable product mix drove gross margin percent to an eight-year high and gross margin improvement of 2.6% sequentially and 7.3% year-over-year.”
Second Quarter 2013 GAAP Financial Detail (including discontinued operations):

The Company recognized GAAP net revenue of $50.7 million for the second quarter of 2013, as compared to $47.8 million for the second quarter of 2012 and $44.5 million for the first quarter of 2013. GAAP gross margin for the second quarter of 2013 was 33.5% as compared to 22.9% for the second quarter of 2012 and 32.2% for the first quarter of 2013. GAAP operating expenses for the second quarter of 2013 were $14.9 million, as compared to $15.6 million for the second quarter of 2012 and $15.3 million in the first quarter of 2013. GAAP net income for the second quarter of 2013 was $2.1 million, or $0.04 per fully diluted share, as compared to a net loss of $5.0 million, or ($0.09) per share, for the second quarter of 2012, and a net loss of $1.0 million, or ($0.02) per share, for the first quarter of 2013.
Second Quarter 2013 Non-GAAP Financial Detail:
The Company recognized non-GAAP net revenue of $51.2 million for the second quarter of 2013, as compared to $47.7 million for the second quarter of 2012 and $44.9 million for the first quarter of 2013.
Non-GAAP gross margin was 34.7% for the second quarter of 2013, as compared to 27.4% for the second quarter of 2012 and 32.1% for the first quarter of 2013. The increase in gross margin during the second quarter of 2013 relative to the first quarter of 2013 was largely due to a more favorable customer and product sales mix, primarily resulting from a spike in revenues from a specific telecommunications customer. Total non-GAAP operating expenses for the second quarter of 2013 were $14.2 million, as compared to $14.6 million for the second quarter of 2012 and $14.3 million for the first quarter of 2013.
Non-GAAP net income for the second quarter of 2013 was $3.5 million, or $0.06 per fully diluted share, as compared to second quarter 2012 non-GAAP net loss of $1.9 million, or ($0.03) per share, and first quarter 2013 non-GAAP net income of $0.04 million, or $0.00 per fully diluted share. Non-GAAP EBITDA for the second quarter of 2013 was a positive $4.3 million, as compared to negative $0.9 million for the second quarter of 2012 and positive $0.8 million for the first quarter of 2013.
Balance Sheet:
On June 30, 2013, the Company had cash and cash equivalents of $40.4 million, and $2.1 million in short-term borrowings or cash and cash equivalents net of short-term borrowings of $38.3 million. This compares to $40.3 million in cash and cash equivalents and $2.8 million in short-term borrowings on March 31, 2013, or cash and cash equivalents net of short-term borrowings of $37.5 million. Net cash was only up $0.8 million despite higher reported operating profits due to capital expenditures and intra-quarter timing of working capital.

Third Quarter and Full Year 2013 Outlook:
The Company issued third quarter 2013 guidance of non-GAAP net revenue of $50 million to $55 million and non-GAAP EPS of $0.02 to $0.05. The Company also updated its 2013 outlook issued at its Analyst Day on April 8, 2013 and confirmed on May 9, 2013. Based on relatively small downward adjustment to expected server OEM revenues, the Company now projects full year 2013 non-GAAP revenue of $200 million to $215 million which compares to prior guidance of $205 million to $227 million. Non-GAAP gross margin for 2013 is now forecasted to be between 32% and 33% compared to 30% to 31% projected at the Company's Analyst Day in April. Non-GAAP operating expenses for 2013 are now expected to be between $58 million and $60 million, as opposed to the previous projection of $60 million to $64 million. Fully diluted non-GAAP EPS for 2013 is expected to be $0.10 to $0.16, compared to the prior outlook of $0.02 to $0.10.

“2013 is shaping up to be a strong year for Dot Hill. We are extremely pleased with the traction in vertical markets,” stated Hanif Jamal, chief financial officer, Dot Hill Systems. “On the other hand, we believe that there is greater risk today than just four months ago of achieving our 2013 revenue goal for server OEMs. However, we fully expect to more than offset the potential EPS dilution resulting from our revised internal server OEM revenue projections, as we now expect higher gross margin due largely to vertical markets' growth and from lower full-year operating expenses. As a result, we have more than doubled the mid-point of our non-GAAP full-year EPS guidance from $0.06 cents in April to $0.13 as of today.”

Conference Call Information:
The Company's second quarter 2013 financial results conference call is scheduled to take place on Thursday, August 8, 2013 at 11:00 a.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 93866356.
About Non-GAAP Financial Measures

The Company's non-GAAP financial measures exclude the impact of stock-based compensation expense, legal settlements and associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, specific and significant warranty claims arising from a supplier's defective products, the impact of our discontinued AssuredUVS software business and the effects of foreign currency gains or losses. The non-GAAP financial measures include the recognition of revenues and directly related costs associated with long term AssuredVRA software contracts, which were deferred and amortized in the Company's GAAP financial statements. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.
About Dot Hill
Leveraging its proprietary Assured family of storage solutions, Dot Hill solves many of today's most challenging storage problems - helping IT to improve performance, increase availability, simplify operations, and reduce costs. Dot Hill's solutions combine breakthrough software with the industry's most flexible and extensive hardware platform and automated management to deliver best-in-class solutions. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, India, Japan, Singapore, the United Kingdom, and the United States. For more information, visit www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding future opportunities for additional business and the stage of such opportunities relative to a final binding agreement, prospects for Dot Hill's continued growth, and Dot Hill's projected financial results for the third quarter and full year of 2013. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter and full year of 2013 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill's control; the risk that projected future opportunities may never fully develop into ongoing business relationships and/or binding contractual agreements; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill's OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill's new products may not prove to be popular; the risk that one or more of Dot Hill's suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that vertical markets' sales may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in Dot Hill's most recent Form 10-Q and Form10-K filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

HILL-F

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013

Net revenue	$47,708	$44,480	$50,683	$102,306	$95,163
Cost of goods sold	35,047	30,040	33,676	74,080	63,716
Gross profit	12,661	14,440	17,007	28,226	31,447
Operating expenses:
Research and development	9,660	8,713	8,908	18,857	17,621
Sales and marketing	3,380	3,108	3,187	6,857	6,295
General and administrative	2,166	3,137	2,767	5,000	5,904
Total operating expenses	15,206	14,958	14,862	30,714	29,820
Operating income (loss)	(2,545)	(518)	2,145	(2,488)	1,627
Other income (expense):
Interest income (expense), net	(7)	(7)	(8)	—	(15)
Other income (expense), net	7	(1)	1	12	—
Total other income (expense), net	—	(8)	(7)	12	(15)
Income (loss) before income taxes and discontinued operations	(2,545)	(526)	2,138	(2,476)	1,612
Income tax expense (benefit)	400	34	49	309	83
Income (loss) from continuing operations	(2,945)	(560)	2,089	(2,785)	1,529
Loss from discontinued operations	(2,103)	(421)	(12)	(4,131)	(433)
Net income (loss)	$(5,048)	$(981)	$2,077	$(6,916)	$1,096
Net earnings (loss) per share:	$(0.09)	$(0.02)	$0.04	$(0.12)	$0.02

Continuing operations:
Basic and diluted earnings (loss) per share	$(0.05)	$(0.01)	$0.04	$(0.05)	$0.03
Discontinued operations:
Basic and diluted loss per share	$(0.04)	$(0.01)	$—	$(0.07)	$(0.01)
Net income (loss):
Basic and diluted income (loss) per share*	$(0.09)	$(0.02)	$0.04	$(0.12)	$0.02
Weighted average shares used to calculate net income (loss) per share:
Basic	56,934	58,001	58,384	56,484	58,194
Diluted	56,934	58,001	58,797	56,484	58,616
* Per share data may not always add to the total for the period because each figure is independently calculated.

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value data)

	December 31, 2012	June 30, 2013

Assets
Current assets:
Cash and cash equivalents	$40,315	$40,402
Accounts receivable, net	25,025	29,072
Inventories	5,037	4,193
Prepaid expenses and other assets	5,810	6,047
Total current assets	76,187	79,714
Property and equipment, net	7,147	7,842
Other assets	603	559
Total assets	$83,937	$88,115

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$22,659	$24,528
Accrued compensation	4,863	5,163
Accrued expenses	8,690	7,312
Deferred revenue	2,889	3,970
Credit facility borrowings	2,800	2,100
Total current liabilities	41,901	43,073
Other long-term liabilities	3,261	3,397
Total liabilities	45,162	46,470

Stockholders' equity:
Preferred stock	—	—
Common stock	58	58
Additional paid-in capital	326,575	328,145
Accumulated other comprehensive loss	(3,533)	(3,329)
Accumulated deficit	(284,325)	(283,229)
Total stockholders' equity	38,775	41,645
Total liabilities and stockholders' equity	$83,937	$88,115

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(INCLUDES RESULTS FROM BOTH DISCONTINUED AND CONTINUING OPERATIONS)
(In thousands)

	Three Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013

Cash Flows From Operating Activities:
Net income (loss)	$(5,048)	$(981)	$2,077
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	874	709	754
Stock-based compensation expense	934	668	689
Provision for bad debt expense	25	—	(5)
Write off of intangible assets	1,647	—	—
Write of property and equipment	121	—	—
Changes in operating assets and liabilities:
Accounts receivable	8,051	2,521	(6,574)
Inventories	99	91	748
Prepaid expenses and other assets	8,444	(266)	26
Accounts payable	(13,705)	456	1,667
Accrued compensation and other expenses	(2,466)	(3,074)	2,238
Deferred revenue	698	682	416
Other long-term liabilities	530	142	18
Net cash provided by operating activities	204	948	2,054

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,098)	(1,195)	(1,132)
Net cash used in investing activities	(1,098)	(1,195)	(1,132)

Cash Flows From Financing Activities:
Payments on bank borrowings	—	(2,800)	(2,800)
Proceeds from bank borrowings	—	2,800	2,100
Shares withheld for tax purposes	(132)	(114)	(101)
Proceeds from sale of stock to employees	—	387	41
Net cash provided by (used in) financing activities	(132)	273	(760)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	78	(44)	(57)
Net Increase (Decrease) in Cash and Cash Equivalents	(948)	(18)	105
Cash and Cash Equivalents, beginning of period	41,447	40,315	40,297
Cash and Cash Equivalents, end of period	$40,499	$40,297	$40,402

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$811	$489	$308

Supplemental Cash Flow Data:
Cash paid for income taxes	$5	$17	$67

DOT HILL SYSTEMS CORP.
UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013

GAAP net revenue from continuing operations	$47,708	$44,480	$50,683	$102,306	$95,163
Revenue from discontinued operations	60	20	2	206	22
Net revenue, from continuing and discontinued operations	$47,768	$44,500	$50,685	$102,512	$95,185
AssuredUVS revenue	(60)	(20)	(2)	(206)	(22)
Long-term software contract royalties	—	401	550	—	951
Non-GAAP net revenue	$47,708	$44,881	$51,233	$102,306	$96,114

GAAP gross profit from continuing operations	$12,661	$14,440	$17,007	$28,226	$31,447
Gross margin % from continuing operations	26.5%	32.5%	33.6%	27.6%	33.0%
Gross profit from discontinued operations	(1,706)	(111)	(9)	(2,097)	(120)
Gross profit from continuing and discontinued operations	10,955	14,329	16,998	26,129	31,327
Gross margin % from continuing and discontinued operations	22.9%	32.2%	33.5%	25.5%	32.9%
Stock-based compensation	167	96	83	339	179
Severance costs	—	23	—	6	23
Power supply component failures	—	(808)	32	—	(776)
AssuredUVS revenue	(60)	(20)	(2)	(206)	(22)
AssuredUVS expenses	119	129	11	475	140
Long-term software contract royalties	—	401	550	—	951
Long-term software contract cost	—	256	89	—	345
Intangible asset impairment	1,647	—	—	1,647	—
Intangible asset amortization	266	—	—	707	—
Non-GAAP gross profit	$13,094	$14,406	$17,761	$29,097	$32,167
Non-GAAP gross margin %	27.4%	32.1%	34.7%	28.4%	33.5%

GAAP operating expenses from continuing operations	$15,206	$14,958	$14,862	$30,714	$29,820
Operating expenses from discontinued operations	397	310	3	2,033	313
Operating expenses from continuing and discontinued operations	15,603	15,268	14,865	32,747	30,133
Currency loss	29	(343)	(18)	(347)	(361)
Stock-based compensation	(767)	(572)	(606)	(1,737)	(1,178)
Contingent consideration adjustment	5	—	—	5	—
AssuredUVS expenses	(182)	(353)	(5)	(1,139)	(358)
Long-term software contract deferred cost	—	400	6	—	406

Restructuring (charge) recoveries	(73)	10	—	(674)	10
Legal fees related to power supply component failure	$—	$(1)	$(1)	$—	$(2)
Severance costs	—	(82)	—	(9)	(82)
Non-GAAP operating expenses	$14,615	$14,327	$14,241	$28,846	$28,568

GAAP net income (loss) from continuing operations	$(2,945)	$(560)	$2,089	$(2,785)	$1,529
Net loss from discontinued operations	(2,103)	(421)	(12)	(4,131)	(433)
Net loss from continuing and discontinued operations	(5,048)	(981)	2,077	(6,916)	1,096
Currency loss	(29)	343	18	347	361
Stock-based compensation	935	668	689	2,077	1,357
Contingent consideration adjustment	(5)	—	—	(5)	—
Restructuring charge (recoveries)	73	(10)	—	674	(10)
Intangible asset amortization	266	—	—	707	—
Power supply component failures	—	(807)	33	—	(774)
AssuredUVS expenses	301	482	16	1,613	498
AssuredUVS revenue	(60)	(20)	(2)	(206)	(22)
Long-term software contract royalties	—	401	550	—	951
Long-term software contract cost	—	256	89	—	345
Long-term software contract deferred cost	—	(400)	(6)	—	(406)
Intangible asset impairment	1,647	—	—	1,647	—
Severance costs	—	105	—	15	105
Non-GAAP net income (loss)	$(1,920)	$37	$3,464	$(47)	$3,501

Non-GAAP net income (loss) per share
Basic and diluted	$(0.03)	$—	$0.06	$—	$0.06
Weighted average shares used to calculate net income (loss) per share:
Basic	56,934	58,001	58,384	56,484	58,194
Diluted	56,934	58,473	58,797	56,484	58,616

Non-GAAP net income (loss)	$(1,920)	$37	$3,464	$(47)	$3,501
Interest expense less AssuredUVS	7	7	8	14	15
Income tax expense (benefit)	400	34	49	309	83
Depreciation less AssuredUVS	632	706	757	1,177	1,463
Non-GAAP EBITDA	$(881)	$784	$4,278	$1,453	$5,062

DOT HILL SYSTEMS CORP.
NON-GAAP REVENUE DETAIL BY MARKET
(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013

HP	$34,299	$27,329	$25,480	$67,524	$52,809
Other Server OEMs	1,911	2,718	3,577	3,696	6,295
Total Server OEMs	36,210	$30,047	$29,057	$71,220	$59,104
Vertical Markets	9,986	13,299	20,564	27,035	33,863
Service	1,512	1,535	1,612	4,051	3,147
Total Non-GAAP Revenue	$47,708	$44,881	$51,233	$102,306	$96,114

DOT HILL SYSTEMS CORP.
UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2013	June 30, 2013	June 30, 2012	June 30, 2013
GAAP earnings (loss) per share from continuing operations	$(0.05)	$(0.01)	$0.04	$(0.05)	$0.03
Loss per share from discontinued operations	(0.04)	(0.01)	—	(0.07)	(0.01)
Loss per share from continuing and discontinued operations*	(0.09)	(0.02)	0.04	(0.12)	0.02
Currency loss	—	0.01	—	0.01	0.01
Stock-based compensation	0.02	0.01	0.01	0.04	0.02
Intangible asset amortization	—	—	—	0.01	—
AssuredUVS expenses	0.01	0.01	—	0.03	0.01
Intangible asset impairment	0.03	—	—	0.03	—
Long-term software contract royalties	—	0.01	0.01	—	—
Long-term software contract deferred cost	—	(0.01)	—	—	—
Other adjustments	—	(0.01)	—	0.01
Non-GAAP earnings (loss) per share*	$(0.03)	$—	$0.06	$—	$0.06

Weighted average shares used to calculate earnings (loss) per share:
Basic	56,934	58,001	58,384	56,484	58,194
Diluted	56,934	58,473	58,797	56,484	58,616

* Per share data may not always add to the total for the period because each figure is independently calculated.